   As filed with the Securities and Exchange Commission on September 19, 1997
                                                  Registration No. 333-_________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            -----------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933

                            -----------------------
                             QUADRAMED CORPORATION
             (Exact name of registrant as specified in its charter)

     DELAWARE                                        68-0316252
(State or other jurisdiction              (IRS Employer Identification No.)
of incorporation or organization)

                  80 EAST SIR FRANCIS DRAKE BOULEVARD, STE. 2A
                           LARKSPUR, CALIFORNIA 94939
              (Address of principal executive offices) (Zip Code)

                            -----------------------

                QUADRAMED CORPORATION 1996 STOCK INCENTIVE PLAN

                       INTERMED HEALTHCARE SYSTEMS, INC.
                           1995 STOCK INCENTIVE PLAN
                           (Full title of the Plans)

                            -----------------------
                                JAMES D. DURHAM
                            CHIEF EXECUTIVE OFFICER
                             QUADRAMED CORPORATION
                  80 EAST SIR FRANCIS DRAKE BOULEVARD, STE. 2A
                           LARKSPUR, CALIFORNIA 94939
                                 (415) 461-7725

   (Name and address, including zip code, and telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE
================================================================================

                                                           Proposed            Proposed
  Title of                                                  Maximum            Maximum
 Securities                           Amount               Offering           Aggregate          Amount of
    to be                             to be                  Price             Offering         Registration
 Registered                        Registered(1)          per Share(2)         Price(2)             Fee
 ----------                        ----------             ---------            -----                ---
QuadraMed Corporation
1996 Stock Incentive Plan

Options to purchase Common Stock      90,165 shares           N/A                N/A                N/A

Common Stock, $0.01 par value         90,165 shares        $18.4375         $1,662,418.00         $504.00

InterMed Healthcare Systems, Inc.
1995 Stock Incentive Plan

Options to purchase Common Stock      12,100 shares           N/A                N/A                N/A

Common Stock issuable upon            12,100 shares          $2.63             $31,823             $10.00
exercise of options

                                                 Aggregate Filing Fee:   $514.00
================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the QuadraMed Corporation 1996 Stock Incentive Plan and the InterMed Healthcare Systems, Inc. 1995 Stock Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of QuadraMed Corporation

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of Common Stock of QuadraMed Corporation on September 15, 1997, as reported by the Nasdaq
         National Market.

(3) Calculated solely for purposes of this offering under Rule 457(h)of the Securities Act of 1933, as amended, on the basis of the average weighted exercise price of the options outstanding under the InterMed Healthcare Systems, Inc. 1995 Stock Incentive Plan.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference

         QuadraMed Corporation (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

         (a) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996 filed with the SEC on April 18, 1997, as amended;

         (b) The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1997 and June 30, 1997, as amended;

         (c) The Registrant's current report on Form 8-K filed with the SEC on May 9, 1997, as amended; and

         (d) The Registrant's Registration Statement No. 00-021031 on Form 8-A filed with the SEC on July 17, 1996 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

         All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.  Description of Securities

         Not Applicable.


Item 5.  Interests of Named Experts and Counsel

         Not Applicable.


Item 6.  Indemnification of Directors and Officers

         The Registrant's Certificate of Incorporation provides that its directors will not be liable to the Registrant or its stockholders for monetary damages for breaches of fiduciary duty to the fullest extent permitted by Delaware law. This provision is intended to allow the Registrant's directors the benefit of Delaware General Corporation Law, which provides that directors of Delaware corporations may be relieved of monetary liability for breaches of their fiduciary duty of care except under certain circumstances, including breach of the duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or known violation of law, or any transaction from which the director derived an improper personal benefit.

         The Registrant will enter into separate indemnification agreements with each of the directors and executive officers whereby the Registrant will agree, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or executive officers to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Item 7.  Exemption from Registration Claimed

         Not Applicable.


Item 8.  Exhibits

      Number         Exhibit
      ------         -------
     4.0             Instruments Defining Rights of Stockholders.  Reference is
                     made to Registrant's Registration Statement No. 00-021031
                     on Form 8-A which is incorporated herein by reference
                     pursuant to Item 3(c).
     5.0             Opinion and consent of Brobeck, Phleger & Harrison LLP.
    23.1             Consent of Arthur Andersen LLP, Independent Accountants.
    23.2             Consent of Brobeck, Phleger & Harrison LLP is contained in
                     Exhibit 5.
    24.0             Power of Attorney.  Reference is made to page II-4 of this
                     Registration Statement.
    99.1             QuadraMed Corporation 1996 Stock Incentive Plan.
    99.2*            Form of Notice of Grant of Stock Option.
    99.3*            Form of Stock Option Agreement.
    99.4*            Form of Addendum to Stock Option Agreement. (Limited Stock
                     Appreciation Right).
    99.5*            Form of Addendum to Stock Option Agreement. (Involuntary
                     Termination Following Change in Control).
    99.6*            Form of Addendum to Stock Option Agreement.  (Involuntary
                     Termination Following Corporate Transaction).
    99.7*            Form of Notice of Grant of Automatic Stock Option (Initial
                     Grant).
    99.8*            Form of Notice of Grant of Automatic Stock Option (Annual
                     Grant).
    99.9*            Form of Automatic Stock Option Agreement.
    99.10*           Form of Stock Issuance Agreement.
    99.11*           Form of Addendum to Stock Issuance Agreement. (Involuntary
                     Termination Following Change in Control).
    99.12*           Form of Addendum to Stock Issuance Agreement.
                     (Involuntary Termination Following Corporate Transaction).
    99.13            InterMed Healthcare Systems, Inc. 1995 Stock Incentive
                     Plan.
    99.14            Form of Incentive Stock Option Agreement under the
                     InterMed Healthcare Systems, Inc. 1995 Stock Incentive
                     Plan.



    *Exhibits 99.2 through 99.12 are incorporated herein by reference to Exhibits 99.2 through 99.12, respectively, to Registrant's Registration Statement No. 333-16385 on Form S-8, filed with the SEC on November 19, 1996.

Item 9.  Undertakings

    A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses
(1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement;
(2) that for the purpose of determining any liability under the 1933 Act each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 1996 Stock Incentive Plan or the expiration of the options granted under the InterMed Healthcare Systems, Inc. 1995 Stock Incentive Plan and assumed by the Registrant.





                                      II-2.

    B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers, or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.





                                      II-3.

                                   SIGNATURES

                 Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Larkspur, State of California on this 16th day of September, 1997.

                                         QUADRAMED CORPORATION


                                         By:  /s/ James D. Durham
                                             --------------------------------
                                                 James D. Durham
                                                 Chief Executive Officer and
                                                 Chairman of the Board


                               POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

                 That the undersigned officers and directors of QuadraMed
Corporation, a Delaware   corporation, do hereby constitute and appoint James
D. Durham and John V. Cracchiolo and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

                 IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

                 Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                           Title                                 Date
---------                           -----                                 ----
/s/ James D. Durham                 Chief Executive Officer and           September 16, 1997
--------------------------------    Chairman of the Board
James D. Durham                     (Principal Executive Officer)






                                      II-4.

Signature                           Title                                 Date
---------                           -----                                 ----
/s/ John V. Cracchiolo              Executive Vice President and          September 16, 1997
--------------------------------    Chief Financial Officer
John V. Cracchiolo                  (Principal Financial and
                                    Accounting Officer)




/s/ John H. Austin, M.D.            Director                              September 16, 1997
--------------------------------
John H. Austin, M.D.



/s/ Thomas F. McNulty               Director                              September 16, 1997
--------------------------------
Thomas F. McNulty



/s/ Joan P. Neuscheler              Director                              September 16, 1997
--------------------------------
Joan P. Neuscheler



/s/ Cornelius T. Ryan               Director                              September 16, 1997
--------------------------------
Cornelius T. Ryan



/s/ Albert L. Greene                Director                              September 16, 1997
--------------------------------
Albert L. Greene


/s/ Keneth E. Jones                 Director                              September 16, 1997
--------------------------------
Kenneth E. Jones






                                      II-5.

                       SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.



                                    EXHIBITS

                                       TO

                                    FORM S-8

                                     UNDER

                             SECURITIES ACT OF 1933



                             QUADRAMED CORPORATION

                                 EXHIBIT INDEX




      Number         Exhibit
      ------         -------
     4.0             Instruments Defining Rights of Stockholders.  Reference is
                     made to Registrant's Registration Statement No. 00-021031
                     on Form 8-A which is incorporated herein by reference
                     pursuant to Item 3(c).
     5.0             Opinion and consent of Brobeck, Phleger & Harrison LLP.
    23.1             Consent of Arthur Andersen LLP, Independent Accountants.
    23.2             Consent of Brobeck, Phleger & Harrison LLP is contained in
                     Exhibit 5.
    24.0             Power of Attorney.  Reference is made to page II-4 of this
                     Registration Statement.
    99.1             QuadraMed Corporation 1996 Stock Incentive Plan.
    99.2*            Form of Notice of Grant of Stock Option.
    99.3*            Form of Stock Option Agreement.
    99.4*            Form of Addendum to Stock Option Agreement. (Limited Stock
                     Appreciation Right).
    99.5*            Form of Addendum to Stock Option Agreement. (Involuntary
                     Termination Following Change in Control).
    99.6*            Form of Addendum to Stock Option Agreement.  (Involuntary
                     Termination Following Corporate Transaction).
    99.7*            Form of Notice of Grant of Automatic Stock Option (Initial
                     Grant).
    99.8*            Form of Notice of Grant of Automatic Stock Option (Annual
                     Grant).
    99.9*            Form of Automatic Stock Option Agreement.
    99.10*           Form of Stock Issuance Agreement.
    99.11*           Form of Addendum to Stock Issuance Agreement. (Involuntary
                     Termination Following Change in Control).
    99.12*           Form of Addendum to Stock Issuance Agreement.  (Involuntary
                     Termination Following Corporate Transaction).
    99.13            InterMed Healthcare Systems, Inc. 1995 Stock Incentive
                     Plan.
    99.14            Form of Incentive Stock Option Agreement under the InterMed
                     Healthcare Systems, Inc. 1995 Stock Incentive Plan.


    *Exhibits 99.2 through 99.12 are incorporated herein by reference to Exhibits 99.2 through 99.12 respectively to Registrant's Registration Statement No. 333-16385 on Form S-8, filed with the SEC on November 19, 1996.